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                                                                    Exhibit 5.1

                                 WILLIAM M. AUL
                                Attorney At Law
                        4275 Executive Square, Suite 800
                           La Jolla, California 92037
                            Telephone (619) 546-2808
                           Telecopier (619) 558-5960


                                       March 22, 1999

The Board of Directors
SYS
9620 Chesapeake Drive, Suite 201
San Diego, California 92123

          RE:  OPINION OF COUNSEL; CONSENT OF COUNSEL;
               ISSUANCE OF COMMON STOCK PURSUANT TO FORM S-8
               REGISTRATION STATEMENT & SECURITIES ACT OF 1933

Gentlemen:

     The undersigned is counsel to SYS, a California corporation (the "Company") in connection with the issuance of up to fifty thousand (50,000) shares of the Company's common stock (no par value) (the "Shares"). The Shares are to be registered pursuant to the requirements of the Form S-8 Registration Statement (the "Registration Statement") to be filed with the U.S. Securities and Exchange Commission (the "Commission").

     You have requested that we deliver to you an opinion as to whether the Shares will have been duly authorized, validly issued, and, when issued, will be fully paid and nonassessable shares of the common stock of the Company. I have also examined the Company's Articles of Incorporation, as amended, and such other corporate records, including the resolutions of the Company's Board of Directors, and such other documents as I have deemed necessary in order to express the opinion set forth below. In my examination, I have assumed the genuineness of all signatures and the authenticity of all documents submitted to me as originals and the conformity of all originals of all documents submitted to me as copies. As to questions of fact material to this opinion, I have relied upon statements and representations made by the Company through one or more of its officers and directors.

     My opinion is based on existing federal and California corporate law which is subject to change either prospectively or retroactively. I assume no obligation to inform the Company or its stockholders of any changes in said laws after the date of this opinion. My opinion is limited to the matters identified in this opinion letter and I have not been asked and I am not opining as to any matter not expressly set forth herein.

                                      B-1
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Page Two
SYS, The Board of Directors
March 22, 1999


     I am admitted to practice law in the State of California and the State of Wisconsin and my opinion is limited to federal law and the corporate laws of the State of California that affect this opinion. I express no opinion with respect to any other law or the laws of any other jurisdiction.

     Based on the foregoing and assuming that the Shares are issued and paid for in accordance with the descriptions given in this Registration Statement, the Shares so issued will have been duly authorized, validly issued, and will be fully paid and non-assessable shares of the Company's Common Stock.

     While I have made certain factual and legal inquiries deemed necessary under the circumstances, my law firm has not been asked by the company or any other person to independently verify any facts or representations made by the Company nor have any such facts or representations made by the Company been independently verified. And, further, nothing has come to my attention that has led me to believe that the facts are other than as stated herein or that there exists other material facts related to the matters addressed by this Opinion or otherwise represented in the Registration Statement.

     This Opinion contained herein is solely for the benefit of the Company and may be relied upon by the Company only in connection with the Registration Statement.

     I further consent to the filing of the Opinion, including this consent, as an exhibit to the Registration Statement.

                                     Sincerely,


                                     /s/ WILLIAM M. AUL
                                     William M. Aul